                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                   UNDER THE SECURITIES EXCHANGE ACT OF 1934*

                       AUDIO COMMUNICATIONS NETWORK, INC.
                                (NAME OF ISSUER)

                     COMMON STOCK, PAR VALUE $.25 PER SHARE
                         (TITLE OF CLASS OF SECURITIES)

                                   0506E 10 6
                                 (CUSIP NUMBER)

                                  A.J. SCHELL
                       AUDIO COMMUNICATIONS NETWORK, INC.
                                100 LEGION PLACE
                                   SUITE 1515
                             ORLANDO, FLORIDA 32801
                                 (407) 649-8877
            (NAME, ADDRESS AND TELEPHONE NUMBER OF PERSON AUTHORIZED
                     TO RECEIVE NOTICES AND COMMUNICATIONS)

                                 MARCH 4, 1994
            (DATE OF EVENT WHICH REQUIRES FILING OF THIS STATEMENT)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

CUSIP No. 0506E 10 6
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1   NAME OF REPORTING PERSON S.S. OR I.R.S.
    IDENTIFICATION NO. OF ABOVE PERSON . . . . . . . . A.J. Schell

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2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                  (a) [ ]
                                                                       (b) [ ]
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3   SEC USE ONLY

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4   SOURCE OF FUNDS*.  . . . . . . . . . . . . . . . . OO

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5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS
    2(d) or 2(e) [ ]

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6   CITIZENSHIP OR PLACE OF ORGANIZATION . . . . . . . United States of America

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               7   SOLE VOTING POWER . . . . . . . . . 570,441
  NUMBER OF
   SHARES      -----------------------------------------------------------------
BENEFICIALLY   8   SHARED VOTING POWER . . . . . . . . 0
   OWNED BY
    EACH       -----------------------------------------------------------------
  REPORTING    9   SOLE DISPOSITIVE POWER  . . . . . . 570,441
   PERSON
    WITH       -----------------------------------------------------------------
               10  SHARED DISPOSITIVE POWER  . . . . . 0

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11   AGGREGATE AMOUNT BENEFICIALLY OWNED
     BY EACH REPORTING PERSON  . . . . . . . . . . . . 570,441

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12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*  [ ]

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13   PERCENT OF CLASS REPRESENTED
     BY AMOUNT IN ROW (11) . . . . . . . . . . . . . . 25.66%

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14   TYPE OF REPORTING PERSON* . . . . . . . . . . . . IN

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                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

Item 1.   Security and Subject Company

                The title of the class of securities to which this statement relates is the Common Stock, par value $.25 per share, of Audio Communications Network, Inc.

                The name of the issuer of the securities is Audio Communications Network, Inc. The address of the principal executive offices of the issuer of the securities is 1000 Legion Place, Suite 1515, Orlando, Florida 32801.


Item 2.   Identity and Background

          1. Name:  A.J. Schell

          2. Business Address: 1000 Legion Place, Suite 1515, Orlando, Florida 32801

          3. Present Principal Occupation and Present Business Address of Corporation on which Employment is Conducted: President and Chairman of the Board of Directors of Audio Communications Network, Inc., 1000 Legion Place, Suite 1515, Orlando, Florida 32801

          4. Criminal Proceedings during the last five years:  None

          5. Security Proceedings during the last five years:  None

          6. Citizenship:  United States of America


Item 3.   Source and Amount of Funds or Other Consideration.

                Audio Communications Network, Inc. issued Mr. Schell, the sole stockholder of American Music Network, Inc., 528,474 shares in exchange for all of the outstanding shartes of Common Srock of American Music Network, Inc. pursuant to a share exchange among Audio Communications Network, Inc., American Music Network, Inc. and Mr. Schell. American Music Network, Inc. thereby became a wholly-owned subsidiary of Audio Communications Network, Inc. The American Music Network, Inc. stock was the source of funds and there was no borrowing involved in the transaction.


Item 4.   Purpose of Transaction.

                The purpose of the issuance of the 528,774 shares referred to above by Audio Communications Network, Inc. was to effect the transaction disclosed above. Prior thereto, Mr. Schell owned 41,967 shares of the issuer's stock. Mr. Schell acquired all his shares for investment purposes. He may from time to time acquire or dispose of shares in the open market or in private transactions, or under the issuer's stock option plans, or otherwise. In addition, Mr. Schell is the President and Chairman of the Board of Directors of the issuer and in those capacities may be called upon from time to time to consider a variety of possible matters concerning the issuer such as: an extraordinary corporation transaction, such as a merger, reorganization or liquidation, involving the issuer or any of its subsidiaries; a sale or transfer of a material amount of assets of the issuer or any of its subsidiaries; a change n the present board of directors or management of the issuer, a material change in the present capitalization or dividend policy of the issuer; a change in the issuer's business or corporate structure; changes in the issuer's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any person; action resulting in a class of equity securities of the issuer becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities and Exchange Act of 1934; or any action similar to any of those enumerated above. It is expected that disclosure concerning such matters, when and if necessary, would be made by this issuer in the course of the reporting of significant events to its stockholders.


Item 5.   Interest in Securities of the Issuer.

          (a) 570,441 shares of Common Stock, which represent 25.66% of the 2,223,133 shares of common stock outstanding as of March 4, 1994.

          Mr. Schell's spouse owns 160 shares of Common Stock with sole voting and investment power. Schell disclaims ownership of those shares.

          (b) Mr. Schell has the sole power to vote and dispose of 570,441 shares of Common Stock.

          (c) On March 4, 1994, Mr. Schell acquired 528,474 shares of Common Stock of Audio Communications Network, Inc. in exchange for his 510 shares of American Music Network, Inc.


Item 6. Contracts, Arrangements, Understandings, or Relationships With Respect to Securities of the Issuer.

        None


Item 7.  Material to be Filed as Exhibits.

        None

Signature.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

March 10, 1994
--------------
Date

/s/ A.J. Schell
---------------
Signature

A.J. Schell
President & Chairman of the Board
---------------------------------
Name/Title